Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (File No. 333-167934) of Vera Bradley Inc. of our report dated April 1, 2011 relating to the financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Indianapolis, Indiana

April 1, 2011